Exhibit 10.3
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
          THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Second Amendment”) made as of the 30th day of April, 2007, by and between PRIMO WATER CORPORATION, a Delaware corporation (together with its successors and assigns, the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Bank”).
BACKGROUND
          The Borrower and the Bank entered into a Loan and Security Agreement dated as of June 23, 2005, as amended by First Amendment to Loan and Security Agreement dated as of April 26, 2006 (as amended, the “Loan Agreement”). Terms used herein and not herein defined shall have the meanings given to them in the Loan Agreement.
          The Borrower has now requested certain additional amendments to the provisions of the Loan Agreement, which the Bank is willing to accommodate, subject to the terms and conditions of this Second Amendment.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:
          1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
          (a) The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is amended and restated to read as follows:
     “Applicable Margin” means as to any Revolver Loan, or portion thereof, that is a LMIR Loan, 2.75%.
          (b) The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:
“Borrowing Base” means, on any date of determination thereof, an amount equal to:
     (i) 90% of the total amount of Eligible Accounts until the Change Date, and from and after the Change Date, 80% of the total amount of Eligible Accounts, plus
     (ii) 60% of the total amount of Eligible Inventory until the Change Date, and from and after the Change Date, 40% of the total amount of Eligible Inventory; minus
     (iii) any Reserves;

provided, however, that at no time from and after (but not before) the Change Date (i) shall the portion of the Revolver Loan applicable to Inventory exceed 50% of the aggregate Borrowing Base and (ii) of the portion applicable to Inventory, no more than one-half shall be applicable to Placed Inventory.
     (c) The definition of “Bottled Water Product Inventory” in Section 1.1 of the Loan Agreement is amended by inserting the following sentence at the end of such definition as a part thereof:
     “Bottled Water Product Inventory” shall be treated as Inventory for purposes of the Borrowing Base at the lower of cost or market, whether classified on the books of Borrower as inventory or as fixed assets.
     (d) Section 1.1 of the Loan Agreement is hereby amended by adding the following definition thereto immediately following the definition of “Business Day”:
     “Change Date” means the earlier of (a) November 30, 2007, or (b) that date after April 30, 2007, as of which Borrower shall have received additional capital contributions of at least $10,000,000 in the aggregate.
     (e) Section 6.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     6.4 Loans and Other Investments. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as “Investments”) any Person, except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, (d) existing investments in Subsidiaries and future advances or loans to, guaranties of the indebtedness of, investments in and capital contributions to Subsidiaries wholly-owned by Borrower that join this Agreement as a Borrower or become a Guarantor prior to the date of such advance, loan, guaranty, investment or capital contribution, (e) endorsement of negotiable instruments for collection in the ordinary course of business, (f) advances to employees for business travel and other expenses incurred in the ordinary course of business which do not at any time exceed $50,000.00 in the aggregate, (g) any Swap Agreements with Bank (or with any of its Affiliates), and (h) additional Investments not exceeding $200,000 in the aggregate.

     (f) Section 7.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     7.1 Minimum EBITDAR. EBITDAR as of the end of each of the following Fiscal Quarters, determined on a rolling four quarter basis (except the first two of such Fiscal Quarters, which shall be on a cumulative six month or nine month, as the case may be, basis), shall be not less than the amount applicable to such Fiscal Quarter set forth in the table below:

FISCAL OUARTER ENDING	AMOUNT
June 30, 2007	$(6,049,000.00)
September 30, 2007	$(7,643,000.00)
December 31, 2007	$(7,434,000.00)
March 31, 2008	$(4,733,000.00)
As used herein, “EBITDAR” means for any period the sum of the following, without duplication: (A) consolidated net income of Borrower and its Subsidiaries in the Fiscal Quarter (computed without regard to any extraordinary items of gain or loss) plus (B) to the extent deducted from revenue in computing consolidated net income for such period, the sum of (1) interest expense, (2) income and franchise taxes, tax expense, (3) depreciation, amortization and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), and (4) operating lease payments made to PWC Leasing, LLC, less interest income and any extraordinary gains.
     (g) Section 7.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     7.2 Minimum Gross Revenues. Gross revenues from sales achieved by Borrower as of the end of each of the following Fiscal Quarters, determined on a rolling four quarter basis (except the first two of such Fiscal Quarters, which shall be on a cumulative six or nine month basis, respectively), shall be not less than the amounts applicable to such Fiscal Quarter set forth in the table below:

FISCAL OUARTER ENDING	AMOUNT
June 30, 2007	$5,537,000.00
September 30, 2007	$9,856,000.00
December 31, 2007	$19,491,000.00
March 30, 2008	$26,963,000.00
               2. Warranties and Representations. The Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement and in any Schedule to the Loan Agreement or any document or instrument delivered to Bank or its representatives under or pursuant to the Loan Agreement, are true and correct in all material respects on the date of this Second Amendment as if made on such date, except to the extent such representations and warranties expressly relate to an earlier specific date and except to the extent set forth on Schedule 1 attached to this Second Amendment.
               3. Further Assurances. The Borrower will execute such confirmatory instruments with respect to the Loan Agreement and this Second Amendment as the Bank may reasonably request.
               4. Ratification by Borrower. The Borrower ratifies and confirms all of its representations, warranties, covenants, liabilities and obligations under the Loan Agreement (except as set forth in paragraph 2 above) and agrees that: (i) except as expressly modified by this Second Amendment, the Loan Agreement shall continue in full force and effect as if set forth specifically herein; and (ii) the Borrower has no right of setoff, counterclaim or defense to payment and performance of its obligations under the Loan Agreement. The Borrower and the Bank agree that this Second Amendment shall not be construed as an agreement to extinguish the Borrower’s obligations under the Loan Agreement and shall not constitute a novation as to the obligations of the Borrower under the Loan Agreement. The Bank hereby expressly reserves all rights and remedies it may have against all parties who may be or may hereafter become secondarily liable for the repayment of the obligations under the Loan Agreement.
               5. Amendments. This Second Amendment may not be amended, changed, modified, altered, or terminated without in each instance the prior written consent of the Bank. This Second Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.
               6. Counterparts. This Second Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement.
               IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first above written.

BORROWER: PRIMO WATER CORPORATION (SEAL)
By	/s/ Douglas A. Fullerton
Name: Douglas A. Fullerton
Its: Chief Financial Officer and Corporate Secretary

BANK: WACHOVIA BANK, NATIONAL ASSOCIATION (SEAL)

By	/s/ Michael L. Rogers
Michael L. Rogers, Senior Vice President

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